Exhibit 10.9

In connection with reviews of director compensation in November 2020 and in January 2021, the Board of Directors of the Federal Agricultural Mortgage Corporation approved the following level of director compensation in the form of cash retainer and targeted value of equity, effective January 1, 2021:
•The base annual cash retainer payable to all directors remained unchanged at $62,000.
•The value of the annual equity award grant to all directors was increased by $4,000 from $54,000 to $58,000.
•The incremental annual cash retainer payable to:
•the Chair of the Board remained unchanged at $40,000, with the total annual cash retainer unchanged at $102,000;
•the Vice Chair of the Board remained unchanged at $20,000, with the total annual cash retainer unchanged at $82,000;
•The incremental annual cash retainer payable to Committee chairs is set forth below* (three increased, one remained the same, and four were added for the first time):
•the Chair of the Audit Committee increased from $12,000 to $15,000, with the total annual cash retainer increased from $74,000 to $77,000;
•the Chair of the Compensation Committee increased from $10,000 to $12,000, with the total annual cash retainer increased from $72,000 to $74,000;
•the Chair of the Corporate Governance Committee remained unchanged at $12,000 (the Chair of the Corporate Governance Committee currently serves as Chair of the Board);
•the Chair of the Credit Risk Committee was set at $6,000, with the total annual cash retainer increased from $62,000 to $68,000 (previously no incremental annual cash retainer was paid for this role);
•the Chair of the Enterprise Risk Committee increased from $10,000 to $12,000, with the total annual cash retainer increased from $72,000 to $74,000;
•the Chair of the Financial Risk Committee was set at $12,000, with the total annual cash retainer increased from $62,000 to $74,000 (previously no incremental annual cash retainer was paid for this role);
•the Chair of the Public Policy and Corporate Social Responsibility Committee was set at $6,000, with the total annual cash retainer increased from $62,000 to $68,000 (previously no incremental annual cash retainer was paid for this role) (the Vice Chair of the Public Policy and Corporate Social Responsibility Committee currently serves as Vice Chair of the Board); and

•the Chair of the Strategy and Business Development Committee was set at $6,000, with the total annual cash retainer increased from $62,000 to $68,000 (previously no incremental annual cash retainer was paid for this role).
* No director shall receive the supplemental retainer for being the Chair of a Committee if that individual is already receiving the supplemental annual retainer applicable to the Chair of the Board or the Vice Chair of the Board.